Exhibit 99.1

BEACON ANNOUNCES PRICING OF $350 MILLION
SENIOR NOTES OFFERING

HERNDON, Va.—(BUSINESS WIRE)—April 23, 2021—Beacon Roofing Supply, Inc. (Nasdaq: BECN) (“Beacon”) announced today the pricing of its previously announced private offering of $350.0 million aggregate principal amount of its 4.125% senior unsecured notes due 2029 (the “Notes”). The initial offering price to investors will be 100.000% of the principal amount thereof. The offering is expected to close on May 10, 2021, subject to customary closing conditions.

Beacon intends to use the net proceeds from the offering, together with cash on hand and available borrowings under its proposed new amended and restated senior secured credit facilities, to (i) redeem, repay, retire and discharge in full all $1.3 billion aggregate principal amount outstanding of its 4.875% senior unsecured notes due 2025 (the “2025 Notes”), (ii) repay all outstanding borrowings under its existing senior secured term loan “B” facility and (iii) pay all related premiums, accrued interest, fees and expenses in connection with the foregoing. As previously announced, on April 19, 2021, Beacon delivered a notice of conditional redemption to holders of the 2025 Notes stating that the entire principal amount of such notes is expected to be redeemed on May 19, 2021, subject to the satisfaction of certain conditions. Nothing contained in this press release constitutes a notice of redemption of the 2025 Notes.

The Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States under Regulation S under the Securities Act. The issuance and sale of the Notes and related subsidiary guarantee have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and the Notes and related subsidiary guarantee may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes. The Notes offering is being made only by means of a private offering memorandum and is not being made to any person in any jurisdiction in which such offer, sale or solicitation is unlawful.

Forward-Looking Statements

This press release contains information about management’s view of Beacon’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations regarding the closing of the Notes offering and Beacon’s proposed new amended and restated senior secured credit facilities and the use of proceeds therefrom, including the 2025 Notes redemption. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the “Risk Factors” section of Beacon’s latest Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Beacon’s views as of the date of this press release and these views could change. However, while Beacon may elect to update these forward-looking statements at some point, Beacon specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing Beacon’s views as of any date subsequent to the date of this press release.

About Beacon

Founded in 1928, Beacon is a Fortune 500, publicly traded distributor of roofing materials and complementary building products in North America, operating over 400 branches throughout all 50 states in the U.S. and 6 provinces in Canada. Beacon serves an extensive base of over 90,000 customers, utilizing its vast branch network and diverse service offerings to provide high-quality products and support throughout the entire business lifecycle. Beacon offers its own private label brand, TRI-BUILT, and has a proprietary digital account management suite, Beacon PRO+, which allows customers to manage their businesses online. Beacon’s stock is traded on the Nasdaq Global Select Market under the ticker symbol BECN.

INVESTOR CONTACT	MEDIA CONTACT
Binit Sanghvi	Jennifer Lewis
Head of Investor Relations	VP, Communications and Corporate Social Responsibility
Binit.Sanghvi@becn.com	Jennifer.Lewis@becn.com
972-369-8005	571-752-1048